UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RANGEFORD RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-152104
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Post Office Box 1365

8541 North Country Road 11

Wellington, Colorado 80549

(970) 218-7080

 (Address of principal executive offices) (Zip Code)

Title of each class to be registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box      .

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box  X .

Securities Act registration statement file number to which this form relates is 333-152104

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.001 per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

A description of the Registrant's Common Stock is set forth under the caption "Description of Securities" contained in the prospectus included in the Company's Registration Statement on Form S-1 (File No.  333-152104) as originally filed with the Securities and Exchange Commission on July 3, 2008 (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2. EXHIBITS

3.1 Articles of Incorporation (incorporated by reference from Rangeford Resources, Inc.’s Registration Statement on Form S-1 filed on July 3, 2011, Registration No  333-152104.

3.2 By-laws (incorporated by reference from Rangeford Resources, Inc.’s Registration Statement on Form S-1 filed on July 3, 2008, Registration No.  333-152104)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

RANGEFORD RESOURCES, INC.

By: /s/ Frederick Ziegler

      President, Treasurer and Director

      March 21, 2011

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